SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): June 5, 2018

NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
________________________________________________________________________ (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On June 5, 2018, (i) Dewan F.H. Chowdhury, the Registrant’s Chief Executive Officer and a Director (ii) Bashir Timol, the Registrant’s Chief Business Officer and a Director, and (iii) Sufyan Ismail, one of the Registrant’s shareholders, each exercised their right to voluntarily convert  137,324 shares (the “Shares”) of Series A Convertible Preferred Stock (the “Preferred Stock”), held by them in the aggregate, into an aggregate of 137,324,000 restricted shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”). Under the terms of the Preferred Stock the holders could voluntarily convert each Share into 1,000 shares of Common Stock.

Previously, in November 2017, each of Messrs. Chowdhury, Timol and Ismail, entered into Share Cancellation Agreements with the Registrant pursuant to which they cancelled 137,324,000 shares of Common Stock and were issued the Shares in exchange.  The Shares had voting rights, on an as converted basis, with the Registrant’s holders of Common Stock.

The table below sets forth their current beneficial ownership and total voting power after the conversion of the Shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Total Voting Power[1]
Chowdhury, Dewan F.H.	87,537,000	43%
Timol, Bashir	27,082,100	13%
Ismail, Sufyan	22,705,250	11%

The Shares have been retired and there are no shares of Preferred Stock currently issued and outstanding.  The shares of Common Stock issued are subject to restrictions on resale under the Securities Act of 1933, as amended. The Registrant now has 205,000,000 shares of common stock issued and outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.
By: /s/ Iain Anderson
 Name: Iain Anderson
 Title:   Chief Financial Officer

Dated: June 11, 2018